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                                                                    EXHIBIT 21.1


                        PRINCIPAL OPERATING SUBSIDIARIES


                                          State of Incorporation
                                          ----------------------

Beacon Manufacturing Company              North Carolina

Pillowtex Canada Inc.                     Ontario, Canada

Fieldcrest Cannon, Inc.                   Delaware

Encee, Inc.                               Delaware

The Leshner Corporation                   Ohio

Opelika Industries, Inc.                  Alabama

Pillowtex, Inc.                           Delaware

Pillowtex Management Services Company     Delaware